UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2012 (January 26, 2012)

Array BioPharma Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-16633	23-2908305
(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Walnut Street, Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

303-381-6600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this report, “Array BioPharma,” “Array,” “we,” “us” and “our” refer to Array BioPharma Inc., unless the context otherwise provides.

Item 2.02 Results of Operations and Financial Condition.

On January 30, 2012, Array BioPharma issued a press release reporting financial results for the second quarter of fiscal 2012, the full text of which is attached hereto as Exhibit 99.1.

The information in this Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2012, the Board of Directors (the “Board”) of Array BioPharma, based upon the recommendation of the Board’s Corporate Governance Committee, appointed Gwen A. Fyfe, M.D., to serve on the Company’s Board of Directors as a Class I director. In connection with the appointment, the Board expanded the size of the Board to seven directors. Dr. Fyfe will serve for a term expiring at the Company’s annual meeting of stockholders in 2014 and until her successor shall have been elected and qualified or until her earlier resignation or removal.

From 1997 to 2009, Dr. Fyfe held various positions with Genentech, Inc. (now a member of the Roche Group), including Vice President, Oncology Development; Vice President, Avastin® Franchise Team; as well as the honorary title of Senior Staff Scientist. Dr. Fyfe played an important role in the development of Genentech’s approved oncology agents including Rituxan®, Herceptin®, Avastin® and Tarceva®. Dr. Fyfe sat on the development oversight committee for all of Genentech’s products and participated in the Research Review Committee that moved products from research into clinical development. Since leaving Genentech in 2009, Dr. Fyfe has been a consultant for venture capital firms and for a variety of biotechnology companies.

There is no agreement or understanding between Dr. Fyfe and any other person pursuant to which Dr. Fyfe was appointed to the Board. Dr. Fyfe is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Board is in the process of determining which committees of the Board Dr. Fyfe shall serve upon. Dr. Fyfe shall receive a quarterly retainer and meeting fees as well as a grant of a stock option for serving on the Board pursuant to the Board compensation plan that was previously disclosed in the Company’s proxy statement on Schedule 14A filed with the Securities and Exchange Commission on September 15, 2011 for the 2011 annual meeting of stockholders.

Array BioPharma issued a press release announcing Dr. Fyfe’s appointment to the Board on January 30, 2012, a copy of which is attached to this Form 8-K as Exhibit 99.2.

Item 9.01                 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated January 30, 2012 entitled “Array Biopharma Reports Financial Results for the Second Quarter of Fiscal 2012”

99.2	Press Release announcing appointment of Gwen A. Fyfe, M.D., to Board of Directors

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2012	Array BioPharma Inc.

	By:	/s/ R. Michael Carruthers
R. Michael Carruthers
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 30, 2012 entitled “Array Biopharma Reports Financial Results for the Second Quarter of Fiscal 2012”

99.2	Press Release announcing appointment of Gwen A. Fyfe, M.D., to Board of Directors